SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 3, 2001

                              Promotions.com, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

          000-27411                                   13-3898912
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  (Commission File Number)                (I.R.S. Employer Identification No.)

            268 West 44th Street, 4th Floor, New York, New York 10036
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               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 863-4729
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              (Registrant's Telephone Number, Including Area Code)

            450 West 33rd Street, 7th Floor, New York, New York 10001
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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events

      On October 5, 2001, the Company relocated its principal offices from 450 West 33rd Street, New York, New York to 268 West 44th Street, New York, New York. The Company's has received a full and unconditional release from the real estate lease for its prior premise relating to 450 West 33rd Street. As a result of its relocation and termination of its prior lease, the Company's monthly financial obligations related to real estate will decrease by approximately $115,000, totaling approximately $19 million over the next 14 years. In addition, the Company was released from all restrictions on $1.6 million in cash related to lease security deposits. This amount was reported as restricted cash on Promotions.com's balance sheet dated June 30, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Promotions.com, Inc.
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                                    (Registrant)

                                    By: /s/ Daniel J. Feldman
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                                       Name: Daniel J. Feldman
                                       Title: President